Exhibit 99.1

Cohu Reports Fourth Quarter and Full Year 2017 Operating Results

●	Annual sales up 25% year-over-year to $352.7 million

●	Full year GAAP earnings per share $1.15; non-GAAP earnings per share $1.54 Non-GAAP earnings per share increased 126% year-over-year

●	Cash and investments increased to approximately $156 million

●	Record quarter and full year orders

POWAY, Calif., February 15, 2018 -- Cohu, Inc. (NASDAQ: COHU), a leading supplier of semiconductor equipment, today reported fiscal 2017 fourth quarter net sales of $84.1 million and GAAP income of $6.9 million or $0.23 per share. Net sales for full year 2017 were $352.7 million and GAAP income was $33.1 million or $1.15 per share. GAAP provision for income taxes for the fourth quarter and full year 2017 includes the Company’s provisional estimate of the impact of U.S. tax reform. (1) (2)

The Company also reported non-GAAP results, with fourth quarter 2017 income of $8.1 million or $0.28 per share and income of $44.4 million or $1.54 per share for full year 2017. (1)

GAAP Results (1) (2)
(in millions, except per share amounts)	Q4 FY 2017	Q3 FY 2017	Q4 FY 2016	12 Months 2017	12 Months 2016

Net sales	$84.1	$93.7	$70.7	$352.7	$282.1

Income	$6.9	$8.8	$2.3	$33.1	$3.3
Income per share	$0.23	$0.30	$0.08	$1.15	$0.12

Non-GAAP Results (1)
(in millions, except per share amounts)	Q4 FY 2017	Q3 FY 2017	Q4 FY 2016	12 Months 2017	12 Months 2016

Income	$8.1	$12.6	$6.6	$44.4	$18.8
Income per share	$0.28	$0.43	$0.24	$1.54	$0.68

(1)	All amounts presented are from continuing operations.

(2)

GAAP results include the impact from the Tax Cuts and Jobs Act of 2017 (“U.S. Tax Reform”). Due to the timing of the enactment and the complexity involved in applying the provisions of U.S. Tax Reform, we have made reasonable estimates of the effects and recorded provisional amounts in our financial statements as of December 30, 2017. The accounting for the tax effects of U.S. Tax Reform will be completed in 2018.

Total cash and investments at the end of the year were $155.6 million.

Luis Müller, President and Chief Executive Officer of Cohu stated, “We delivered another year of solid sales and profitability growth in fiscal 2017, coupled with market share gains in test handlers and accelerating growth in the test contactor market. Orders were at record levels with the full year increasing 41% over 2016. We ended the year with repeat handler orders for an automated factory in Korea and captured two new customers in China for power management device test.”

Müller further commented, “We started 2018 with a strong backlog, share gain momentum and customer traction, as evidenced by our recently announced design win of a major European automotive customer for the MATRiX handler combined with our multi-beam test contactors. Additionally, we have been making excellent progress with a major Korean customer, who continues to provide repeat orders for a new handler model. As a result, we have been increasing our investments to support the business prospects with this customer, which is expected to be an important contributor to meeting current growth projections for the first half of 2018 over the same period last year.”

Cohu expects first quarter 2018 sales to be approximately $89 million. Cohu's Board of Directors approved a quarterly cash dividend of $0.06 per share payable on April 13, 2018 to shareholders of record on February 27, 2018.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures, including non-GAAP gross margin, Income and Income (earnings) per share, that supplement the Company's Condensed Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, acquisition related costs, fair value adjustment to contingent consideration, purchase accounting inventory step-up included in cost of sales, the reduction of an uncertain tax position liability and related indemnification receivable and U.S. Tax Reform. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Income.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements regarding new customers; test handler and contactor share gains, including on PANTHER and Solstice products; accelerating growth in test contactors; business momentum and customer traction entering 2018; increasing investment, business prospects, growth and revenue recognition with a major Korean customer; meeting first half 2018 year-over-year growth projections; Cohu500 mid-term model and associated goals; specific share gain goals; and Cohu’s first quarter 2018 sales forecast and guidance are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions; inventory, goodwill and other asset write-downs; our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; our reliance on third-party contract manufacturers and suppliers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; revenue recognition impacts due to ASC 606; market demand and adoption of our new products; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor equipment industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; impacts from the Tax Cuts and Jobs Act of 2017; geopolitical issues; ERP system implementation issues; the seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers; and rapid technological change. These and other risks and uncertainties are discussed more fully in Cohu's filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. The forward-looking statements included in this release are not assurances, and speak only as of the date of this release, and Cohu does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

About Cohu:

Cohu is a leading supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors and thermal sub-systems used by global semiconductor manufacturers and test subcontractors.

Cohu will be conducting our conference call on Thursday, February 15, 2018 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016
Net sales	$84,090	$70,694	$352,704	$282,084
Cost and expenses:
Cost of sales	49,667	45,167	211,986	187,256
Research and development	11,886	10,143	40,737	34,841
Selling, general and administrative	17,871	12,332	65,233	54,322
	79,424	67,642	317,956	276,419
Income from operations	4,666	3,052	34,748	5,665
Interest and other, net	200	169	617	342
Income from continuing operations before taxes	4,866	3,221	35,365	6,007
Income tax provision (benefit) (2)	(2,029)	915	2,244	2,747
Income from continuing operations	6,895	2,306	33,121	3,260

Discontinued operations:
Loss from discontinued operations before taxes(3)	-	(217)	(278)	(221)
Income tax provision	-	-	-	-
Loss from discontinued operations	-	(217)	(278)	(221)
Net income	$6,895	$2,089	$32,843	$3,039

Income (loss) per share:
Basic:
Income from continuing operations	$0.24	$0.09	$1.19	$0.12
Loss from discontinued operations	-	(0.01)	(0.01)	(0.01)
	$0.24	$0.08	$1.18	$0.11

Diluted:
Income from continuing operations	$0.23	$0.08	$1.15	$0.12
Loss from discontinued operations	-	-	(0.01)	(0.01)
	$0.23	$0.08	$1.14	$0.11

Weighted average shares used in computing income (loss) per share: (4)
Basic	28,503	26,848	27,836	26,659
Diluted	29,584	27,774	28,916	27,480

(1)

The three- and twelve-month periods ended December 30, 2017 were comprised of 13 weeks and 52 weeks, respectively. The three- and twelve-month periods ended December 31, 2016 were comprised of 14 weeks and 53 weeks, respectively.

(2)	Includes impact from U.S. Tax Reform.

(3)	All amounts presented result from an adjustment to the fair value of a contingent consideration receivable recorded in conjunction with the sale of BMS in 2015.

(4)

The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	December 30,	December 31,
	2017	2016
Assets:
Current assets:
Cash and investments	$155,615	$128,035
Accounts receivable	71,125	63,019
Inventories	62,085	45,502
Other current assets	8,613	8,593
Total current assets	297,438	245,149
Property, plant & equipment, net	34,172	18,234
Goodwill	65,613	58,849
Intangible assets, net	16,748	17,835
Other assets	6,486	5,445
Total assets	$420,457	$345,512

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$6,608	$6,886
Other current liabilities	78,659	61,803
Total current liabilities	85,267	68,689
Other noncurrent liabilities	46,099	41,354
Stockholders’ equity	289,091	235,469
Total liabilities & stockholders’ equity	$420,457	$345,512

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	December 30,	September 30,	December 31,
	2017	2017	2016
Income from operations - GAAP basis (a)	$4,666	$10,418	$3,052

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales	96	123	89
Research and development	198	278	337
Selling, general and administrative (SG&A)	1,377	1,459	1,426
	1,671	1,860	1,852
Amortization of intangible assets included in (c):
Cost of sales	674	677	1,138
SG&A	370	403	400
	1,044	1,080	1,538

Manufacturing transition and severance costs included in SG&A (d)	50	7	496
Adjustment to contingent consideration included in SG&A (e)	755	668	-
Acquisition costs included in SG&A (f)	42	85	896
Inventory step-up included in cost of sales (g)	-	592	-
Reduction of indemnification receivable included in SG&A (h)	1,172	-	588
Income from operations - non-GAAP basis (i)	$9,400	$14,710	$8,422

Income from continuing operations - GAAP basis	$6,895	8,755	$2,306
Non-GAAP adjustments (as scheduled above)	4,734	4,292	5,370
Tax effect of non-GAAP adjustments (j) (h)	(1,460)	(452)	(1,031)
U.S. Tax Reform (k)	(2,022)	-	-
Income from continuing operations - non-GAAP basis	$8,147	$12,595	$6,645

GAAP income from continuing operations per share - diluted	$0.23	0.30	$0.08
Non-GAAP income from continuing operations per share - diluted (l)	$0.28	0.43	$0.24

Gross Profit Reconciliation
Gross profit - GAAP basis	$34,423	$36,909	$25,527
Non-GAAP adjustments to cost of sales (as scheduled above)	770	1,392	1,227
Gross profit - Non-GAAP basis	$35,193	$38,301	$26,754
Non-GAAP gross profit as a percentage of net sales	41.9%	40.9%	37.8%

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs.  Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding the impact of U.S. Tax Reform provides better comparability to our historical and future tax provisions. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	5.5%, 11.1% and 4.3% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(f)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Kita.
(g)	To eliminate the inventory step-up costs incurred related to the acquisition of Kita.
(h)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(i)	11.2%, 15.7% and 11.9% of net sales, respectively.
(j)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(k)

To eliminate impact from the Tax Cuts and Jobs Act enacted on December 22, 2017 (U.S. Tax Reform), and includes provisional estimates of (i) the one-time transition tax, net of foreign tax credits and operating losses, on earnings of foreign subsidiaries that were previously deferred from U.S. tax; (ii) the impact of U.S. tax rate reduction and changes to net operating loss rules on our net deferred taxes and (iii) the accrual of foreign taxes in the event certain funds are repatriated to the U.S.

(l)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended
	December 30,	December 31,
	2017	2016
Income from operations - GAAP basis (a)	$34,748	$5,665

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales	423	398
Research and development	1,054	1,292
Selling, general and administrative (SG&A)	5,530	5,453
	7,007	7,143
Amortization of intangible assets included in (c):
Cost of sales	2,689	5,170
SG&A	1,519	1,732
	4,208	6,902

Manufacturing transition and severance costs included in (d):
Cost of sales	-	75
SG&A	502	1,423
	502	1,498

Adjustment to contingent consideration included in SG&A (e)	1,423	-
Acquisition costs included in SG&A (f)	370	1,777
Inventory step-up included in cost of sales (g)	1,404	-
Reduction of indemnification receivable included in SG&A (h)	1,172	588
Income from operations - non-GAAP basis (i)	$50,834	$23,573

Income from continuing operations - GAAP basis	$33,121	$3,260
Non-GAAP adjustments (as scheduled above)	16,086	17,908
Tax effect of non-GAAP adjustments (j) (h)	(2,776)	(2,408)
U.S. Tax Reform (k)	(2,022)	-
Income from continuing operations - non-GAAP basis	$44,409	$18,760

GAAP income per share - diluted	$1.15	$0.12
Non-GAAP income per share - diluted (l)	$1.54	$0.68

Gross Profit Reconciliation
Gross profit - GAAP basis	$140,718	$94,828
Non-GAAP adjustments to cost of sales (as scheduled above)	4,516	5,643
Gross profit - Non-GAAP basis	$145,234	$100,471
Non-GAAP gross profit as a percentage of net sales	41.2%	35.6%

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding the impact of U.S. Tax Reform provides better comparability to our historical and future tax provisions. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	9.9% and 2.0% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(f)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Kita.
(g)	To eliminate the inventory step-up costs incurred related to the acquisition of Kita.
(h)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(i)	14.4% and 8.4% of net sales, respectively.
(j)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(k)

To eliminate impact from the Tax Cuts and Jobs Act enacted on December 22, 2017 (U.S. Tax Reform), and includes provisional estimates of (i) the one-time transition tax, net of foreign tax credits and operating losses, on earnings of foreign subsidiaries that were previously deferred from U.S. tax; (ii) the impact of U.S. tax rate reduction and changes to net operating loss rules on our net deferred taxes and (iii) the accrual of foreign taxes in the event certain funds are repatriated to the U.S.

(l)	All periods presented were computed using the number of GAAP diluted shares outstanding.